                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           ROCKY SHOES & BOOTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764


                                                                April 15, 2002

Dear Shareholder:

         I am pleased to invite you to the Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. to be held on Wednesday, May 15, 2002, at 9:30 a.m., at Stuarts Opera House, located at 34 Public Square, Nelsonville, Ohio. Parking is available in Nelsonville at Rocky Shoes & Boots, Inc., at 39 East Canal Street, and directions and transportation to Stuarts Opera House will be available. We look forward to meeting all of our shareholders who are able to attend.

         At the Annual Meeting, you will be asked to elect Class II Directors, to approve and adopt certain amendments to the Company's 1995 Stock Option Plan, and to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. A copy of the Proxy Statement and the proxy card are enclosed.

         It is very important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, please sign, date, and return your proxy card in the enclosed envelope at your earliest convenience. If you attend the meeting, you may vote in person if you wish, and your proxy will not be used.

         Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

                                   Sincerely,

                                   Mike Brooks
                                   Chairman, President, and
                                   Chief Executive Officer

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                 April 15, 2002

To Our Shareholders:

         The Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. will be held at Stuarts Opera House, located at 34 Public Square, Nelsonville, Ohio, on Wednesday, May 15, 2002, at 9:30 a.m. local time, for the following purposes:

                  (1) To elect four Class II Directors of the Company, each to serve for a two-year term expiring at the 2004 Annual Meeting of Shareholders.

                  (2) To approve and adopt amendments to the Company's 1995 Stock Option Plan.

                  (3) To ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

                  (4) To transact any other business which may properly come before the meeting or any adjournment thereof.

         You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Company and representatives of its independent public accountants will be present to answer your questions and to discuss its business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.

                                          By Order of the Board of Directors,


                                          Curtis A. Loveland
                                          Secretary

 ------------------------------------------------------------------------------
                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
 ------------------------------------------------------------------------------

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764
                          -----------------------------


                                 PROXY STATEMENT

                          -----------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 15, 2002
                          -----------------------------

         This Proxy Statement is furnished to the shareholders of Rocky Shoes & Boots, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 15, 2002, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy will be first sent or given to the Company's shareholders on approximately April 15, 2002.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company before the meeting. The proxy will be voted FOR the nominees for director named herein, FOR the approval and adoption of the amendments to the Company's 1995 Stock Option Plan, and FOR the ratification of the appointment of Deloitte & Touche LLP as independent public accountants if no direction is made to the contrary. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Shareholders who attend the meeting may vote in person and their proxies will not be used.

         Holders of record of common stock of the Company at the close of business on March 22, 2002, will be entitled to vote at the Annual Meeting. At that time, the Company had 4,498,965 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors and ratification of independent public accountants.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the common stock present and entitled to vote on the matter. For purposes of determining the number of shares of common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.


ELECTION OF DIRECTORS

         The Company's Code of Regulations provides for a classified board of directors with two classes. Each class of directors consists, as nearly as practical, of one-half of the total number of directors. The total number of authorized directors has been fixed by the Board of Directors at eight. The Board of Directors proposes the election of all four incumbent directors at the 2002 Annual Meeting of Shareholders to continue their service as Class II Directors. The four incumbent Class I Directors will continue in office. The nominees for Class II Directors, if elected, will serve for a two-year term expiring at the 2004 Annual Meeting of Shareholders.

         Leonard L. Brown, David Fraedrich, Curtis A. Loveland, and Robert D. Rockey are currently Class II Directors of the Company and are being nominated by the Board of Directors for re-election as Class II Directors.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Brown, Fraedrich, Loveland, and Rockey as Class II Directors. In the event that any of the nominees for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Company's Code of Regulations, or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth for each nominee and each continuing director of the Company, such person's name, age, the year in which he or she became a director of the Company, and his or her position with the Company and the Company's subsidiaries, Five Star Enterprises Ltd. ("Five Star") and Lifestyle Footwear, Inc. ("Lifestyle"):

                               CLASS II DIRECTORS
                      (NOMINEES - TERMS TO EXPIRE IN 2004)

                               DIRECTOR
           NAME          AGE    SINCE                 POSITION
--------------------------------------------------------------------------------------
Leonard L. Brown         70      1993    Director of the Company

David Fraedrich          52      1992    Director, Senior Vice President and Treasurer
                                         of the Company; Senior Vice President and
                                         Treasurer of Five Star, and Lifestyle

Curtis A. Loveland       55      1993    Director and Secretary of the Company;
                                         Secretary of Five Star and Lifestyle

Robert D. Rockey         60      2000    Director of the Company
--------------------------------------------------------------------------------------

                                CLASS I DIRECTORS
                             (TERMS EXPIRE IN 2003)

                               DIRECTOR
           NAME          AGE    SINCE                 POSITION
------------------------------------------------------------------------------------
Mike Brooks              55     1992    Director, Chairman of the Board, President,
                                        and Chief Executive Officer of the Company,
                                        Five Star, and Lifestyle

Glenn E. Corlett         58     2000    Director of the Company

Stanley I. Kravetz       69     1993    Director of the Company

James L. Stewart         69     1996    Director of the Company
------------------------------------------------------------------------------------

         Leonard L. Brown has served as President of Leonard L. Brown, Inc., Cincinnati, Ohio, a management consulting firm, since 1985, and as Managing Partner of L & O Realty Co., a private real estate investment company, since 1980. From 1974 to 1985, Mr. Brown served as Chief Executive Officer of Elmex Corp., a toy wholesale company. From 1971 to 1978, the period during which Elmex Corp. was a unit of W. R. Grace & Co., Mr. Brown also served as a Vice President and Division Executive of W. R. Grace & Co.

         David Fraedrich has served as Senior Vice President and Treasurer since June 2001. Prior to his appointment as Senior Vice President and Treasurer, Mr. Fraedrich served as Executive Vice President, Chief Financial Officer, and Treasurer of the Company from October 1992 until June 2001. Mr. Fraedrich joined the Company in 1971 after graduating from Miami University in Oxford, Ohio, with a B.S. degree in Business Administration. He has served in various positions, assuming executive officer responsibilities in July 1975. Mr. Fraedrich has also served as an executive officer of Lifestyle and Five Star since November 1988 and March 1987, respectively, and currently serves as Senior Vice President and Treasurer of these corporations.

         Curtis A. Loveland has served as Secretary of the Company since October 1992 and of Five Star and Lifestyle since December 1992. Mr. Loveland has been a practicing attorney for 28 years and has been a partner in the law firm of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio since 1979. Mr. Loveland also serves on the Board of Directors of Applied Innovation Inc., a telecommunications products manufacturer.

         Robert D. Rockey served as Chairman and Chief Executive Officer of Duck Head Apparel Company, Inc., Winder, Georgia, from March 1999 until March 2001, and was Chairman and Chief Executive Officer of the Lennox Group from June 1997 to March 1999, and President of Levi Strauss & Company, N.A. from March 1978 to June 1997.

         Mike Brooks has served as Chairman, President, and Chief Executive Officer of the Company since August 1991. Mr. Brooks also has served Lifestyle as President since November 1988 and as Chairman and Chief Executive Officer since December 1992, and Five Star as President since March 1987, as Chairman since August 1991, and as Chief Executive Officer since December 1992. Mr. Brooks is a pattern engineering and shoe design graduate of the Ars Satoria in Milan, Italy. After employment with U.S. Shoe Corporation and various tanning companies, Mr. Brooks returned to the family shoe business in Nelsonville, Ohio, in 1975, serving first as Manager of Product Development and a national salesman and then, in 1984, becoming President. He has been a director of Footwear Industries of America since April 1986 and currently serves on the Executive Board as Chairman of that organization.

         Glenn E. Corlett has been Dean and Philip J. Gardner, Jr. Leadership Professor of the College of Business at Ohio University, Athens, Ohio, since July 1, 1997. From 1993 to 1996, Mr. Corlett was Executive Vice President and Chief Operating Officer of N.W. Ayer & Partners, an international advertising agency, headquartered in New York, New York. Mr. Corlett also served as Chief Financial Officer of N.W. Ayer & Partners from 1990 to 1995. Prior to joining N.W. Ayer & Partners, Mr. Corlett had a long history with Price Waterhouse where he was partner-in-charge for mergers and acquisitions in New York from 1988 to 1990; tax partner-in-charge in Denver from 1984 to 1988 and in Cleveland from 1979 to 1984; and held partner and staff positions from 1971 to 1979. Mr. Corlett also serves on the Board of Directors of Pubco Corp., a company with a printer supplies business and a construction products business, and Frederick Brewing Co., a specialty brewery.

         Stanley I. Kravetz has served as Chairman of The Kravetz Group, Andover, Massachusetts, since its formation in December 1988. The Kravetz Group is a consulting company specializing in marketing, advertising, product management, venture management, and public relations. In addition, Mr. Kravetz has served as CEO of Thorlo, Inc., Statesville, North Carolina, a manufacturer and marketer of the world's premier sock, since August 1998. Mr. Kravetz began his career in the footwear industry in May 1976 as National Sales Manager of The Timberland Company and was promoted to Executive Vice President and became a director of The Timberland Company in 1977. In July 1985, Mr. Kravetz purchased The Frye Boot Company, which he sold to Reebok International Ltd. in May 1987. He continued in his position as President of The Frye Boot Company and also became President of The Rockport Company, another subsidiary of Reebok International Ltd. In February 1988, Mr. Kravetz became Corporate Vice President of Reebok International Ltd. and served in that position until December 1988.

         James L. Stewart has served as the proprietor of Rising Wolf Ranch, Inc., East Glacier, Montana, a summer resort and a winter rehabilitation center for teenage boys involved with drug abuse. Mr. Stewart also consults for various retail and catalog companies. Between 1984 and 1991, Mr. Stewart served as the President and CEO of Dunns Inc. and as the Vice President and General Manager of Gander Mountain Inc. Before that time, he served Sears Roebuck & Co. for 28 years.

APPROVAL OF AMENDMENTS TO THE COMPANY'S 1995 STOCK OPTION PLAN

         The Board of Directors has approved the following amendments to the Company's 1995 Stock Option Plan (the "Plan"), subject to the approval of the amendments by the shareholders at the Annual Meeting: (a) to increase the number of shares available for issuance under the Plan from 900,000 to 1,300,000 shares, and to increase the number of shares for which awards may be granted to any one individual during the term of the Plan from 450,000 to 650,000 shares; and (b) provide for the grant of shares of the Company's stock in order to, among other things, allow the Company to pay in the form of shares any annual retainer to the Company's outside directors as, from time to time, may be approved by the Stock Option and Compensation Committee. Approval of these amendments requires the affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the Annual Meeting. The following summary of the Plan and amendments to the Plan does not purport to be complete and is qualified in its entirety by the terms of the Second Amended and Restated 1995 Stock Option Plan which is attached hereto as Appendix A.

PURPOSE OF THE 1995 STOCK OPTION PLAN

         The Company's Board of Directors believes that providing selected persons with an opportunity to invest in the Company will give them additional incentive to increase their efforts on behalf of the Company and will enable the Company to attract and retain the best available employees, officers, directors, consultants and advisors.

         The Plan was adopted by the Board of Directors on June 30, 1995, and approved by shareholders on November 14, 1995. An amendment to the Plan to increase the number of shares of the Company's common stock reserved for issuance under the Plan from 450,000 shares to 900,000 shares was adopted by the Company's Board of Directors on February 17, 1998, and approved by shareholders on May 19, 1998. The current proposed amendments to the Plan were adopted by the Company's Board of Directors on March 6, 2002. The stock options granted under the Plan may either meet the requirements of Section 422 ("Incentive Options") of the Internal Revenue Code of 1986, as amended (the "Code") or not meet such requirements ("Nonqualified Options"). Key employees, officers, and directors of, and consultants and advisors who render services to, the Company are eligible to receive options under the Plan.

ADMINISTRATION OF THE 1995 STOCK OPTION PLAN

         The Plan is administered by the Stock Option and Compensation Committee which, under the Plan, must consist of not less than two members of the Board of Directors appointed by the Board who are "non-employee directors" as defined by Rule 16b-3(b)(2)(i) under the Securities Exchange Act of 1934, as amended. The members of the Stock Option and Compensation Committee and all other independent members of the Board of Directors are eligible to receive options under the Plan pursuant to a formula set forth in the Plan which provides that, on January 1st of each year, each director who is not an employee of the Company will be granted a Nonqualified Option to purchase 5,000 shares of the Company's stock. See "Compensation of Directors." There are currently six non-employee directors eligible to receive options pursuant to the Plan on January 1st of each year.

         With respect to all eligible persons, the Stock Option and Compensation Committee is authorized to determine to whom and at what time awards may be granted. The Stock Option and Compensation Committee determines the number of shares subject to option or stock award, the duration of the option, the per share exercise price, the rate and manner of exercise, and whether the option is intended to be a Nonqualified Option or an Incentive Option. An Incentive Option may not have an exercise price less than fair market value of the common stock on the date of grant or an exercise period that exceeds ten years from the date of grant and is subject to certain other limitations which allow the option holder to qualify for favorable tax treatment. None of these restrictions apply to the grant of Nonqualified Options, which may have an exercise price less than the fair market value of the underlying common stock on the date of grant and may be exercisable for an indeterminate period of time. The Stock Option and Compensation Committee also has the discretion under the Plan to make cash grants to option holders that are intended to offset a portion of the taxes payable upon exercise of Nonqualified Options or on certain dispositions of shares acquired under Incentive Options.

         The exercise price of the option may be paid in cash or, with the consent of the Stock Option and Compensation Committee, (i) with previously acquired shares of common stock valued at their fair market value on the date they are tendered, (ii) delivery of a full recourse promissory note, the terms and conditions of which will be determined by the Stock Option and Compensation Committee, or (iii) by delivery of written instructions to forward the notice of exercise to a broker or dealer and to deliver to a specified account a certificate for the shares purchased upon exercise of the option and a copy of irrevocable instructions to the broker or dealer to deliver the purchase price of the shares to the Company.

TERMINATION OF OPTIONS

         Any option granted under the Plan will terminate automatically (i) 90 days after an employee's termination of employment with the Company (other than by reason of death or disability or for cause), and (ii) one year after the employee's death or termination of employment by reason of disability, unless the option expires earlier by its terms. Options not exercisable as of the date of a change in control of the Company will become exercisable immediately as of such date. Options granted under the Plan are not transferable except by will or the laws of descent and distribution.

STOCK AWARDS

         The Plan provides that the Stock Option and Compensation Committee may grant stock awards to any eligible person. These stock awards may be restricted or unrestricted. Shares underlying restricted stock awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction.

TERM OF THE 1995 STOCK OPTION PLAN

         The Plan terminates on July 1, 2005, unless earlier terminated by the Board of Directors.

AMENDMENT

         The Board of Directors may terminate, amend or modify the Plan at any time provided that (a) no amendment may be made to the Plan which would cause the Incentive Options granted thereunder to fail to qualify as incentive stock options under the Code; and (b) any amendment which requires the approval of the shareholders of the Company under the Code or
Section 16 of the Securities Exchange Act of 1934, as amended, or the regulations promulgated thereunder, will be subject to such approval in accordance with the applicable law or regulations. No amendment, modification or termination of the Plan may in any manner adversely affect any option previously granted under the Plan without the consent of the option holder or a permitted transferee of such option holder.

1995 STOCK OPTION PLAN TABLE

         As of February 28, 2002, options to purchase an aggregate of 900,000 shares of the Company's common stock (net of options canceled) had been granted pursuant to the Plan, options to purchase 14,000 shares had been exercised, options to purchase 886,000 shares remained outstanding, and no shares remained available for future grant. On January 2, 2002, options to purchase an aggregate of 114,750 shares of the Company's common stock were granted to certain employees contingent upon shareholder approval of the amendments to the Plan. If the shareholders do not approve the amendments to the Plan, the grants to those employees will lapse.

         As of February 28, 2002, the market value of all shares of the Company's common stock subject to outstanding options under the Plan (not including the contingent options) and all of the Company's stock option plans (not including the contingent options) were approximately $6,219,720 and $6,770,790, respectively (based upon the closing sale price per share of the Company's common stock as reported on the Nasdaq National Market on February 28,
2002). During the 2001 fiscal year, options covering 250,000 shares of the Company's common stock were granted to employees of the Company under the Plan. Shares underlying presently exercisable, but unexercised, options will constitute outstanding shares of the Company's common stock for purposes of calculating the Company's net income per share. The market value of the 1,300,000 shares of the Company's common stock to be subject to the Plan was approximately $9,126,000 as of February 28, 2002.

         As of February 28, 2002, the following current directors and executive officers named in the Company's Proxy Statement had been granted options under the Plan as follows:

                                      NUMBER OF OPTIONS      AVERAGE EXERCISE PRICE
        NAME                               GRANTED                 PER SHARE
        ----                          -----------------      ----------------------
Mike Brooks                               110,000(1)                 $8.15

David Fraedrich                            86,000(1)                 $7.60

David Sharp                                70,000(1)                 $4.65

James E. McDonald                          50,000(1)                 $4.87

Leonard L. Brown                           31,000                    $7.63

Glenn E. Corlett                           12,500                    $4.92

Stanley I. Kravetz                         31,000                    $7.63

Curtis A. Loveland                         31,000                    $7.63

        NAME                          NUMBER OF OPTIONS      AVERAGE EXERCISE PRICE
                                           GRANTED                 PER SHARE
        ----                          -----------------      ----------------------
Robert D. Rockey                           13,750                    $4.84

James L. Stewart                           28,000                    $7.81


         (1) Includes 20,000 shares of common stock for Mr. Brooks, 10,000 shares of common stock for Mr. Fraedrich, 10,000 shares of common stock for Mr. Sharp, and 10,000 shares of common stock for Mr. McDonald, which were granted on January 2, 2002, contingent upon shareholder approval of the amendments to the Plan.

         Since adoption of the Plan, not including the contingent options: (i) all current executive officers, as a group, have been granted options under the Plan covering 266,000 shares of the Company's common stock which represents approximately 29.6% of the total number of options granted pursuant to the Plan;
(ii) all current directors who are not executive officers, as a group, have been granted options under the Plan covering 147,250 shares of the Company's common stock which represents approximately 16.4% of the total number of options granted pursuant to the Plan; and (iii) all current employees, excluding executive officers, as a group, have been granted options under the Plan covering 386,250 shares of the Company's common stock which represents approximately 42.9% of the total number of options granted pursuant to the Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The Plan permits the granting of Incentive Options as well as Nonqualified Options. Generally, no income is recognized when either type of option is granted to the optionholder, but the subsequent tax treatment differs widely.

         Nonqualified Options. Generally, upon the exercise of a Nonqualified Option, the excess of the fair market value of the shares on the date of exercise over the option price is ordinary income to the optionholder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as capital gain or loss, with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

         Incentive Options. Generally, no regular taxable income is recognized upon the exercise of an Incentive Option. The tax basis of the shares acquired will be the exercise price. In order to receive this favorable treatment, shares acquired pursuant to the exercise of an Incentive Option may not be disposed of within two years after the date the option was granted, nor within one year after the exercise date (the "Holding Periods"). If the shares are sold before the end of the Holding Periods, the amount of that gain which equals the lesser of the difference between the fair market value on the exercise date and the option price or the difference between the sale price and the option price is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If the Holding Periods are met, all gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a long-term capital gain or loss.

         Alternative Minimum Tax. For purposes of determining the optionholder's alternative minimum taxable income subject to the alternative minimum tax, the exercise of an Incentive Option by an optionholder will result in the recognition of alternative minimum taxable income at the time of the exercise of the option in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price. The alternative minimum tax is paid only if it exceeds an individual's regular tax. It is imposed at a rate of 26% on the first $175,000 of alternative minimum taxable income in excess of the applicable exemption amount and at a rate of 28% for any additional alternative minimum taxable income. The exemption amount is phased out for higher income taxpayers.

         Exercise with Previously-Owned Shares. All options granted under the Plan may be exercised with payment either in cash or, if authorized in its sole discretion by the Company's Board of Directors, in previously-owned shares of the Company common stock at their then fair market value, or in a combination of both. When previously-owned shares ("Old Shares") are used to purchase shares ("New Shares") upon the exercise of an Incentive Option or a Nonqualified Option, no gain or loss is recognized by the optionholder to the extent that the total value of the Old Shares surrendered does not exceed the total value of all of the New Shares received. If, as would almost always be the case, the value of the New Shares exceeds the value of the Old Shares, the excess amount is not regular taxable income to the optionholder, if the option exercised is an Incentive Option and the Holding Periods discussed above are met for the Old Shares at the time of exercise. The New Shares would also be subject to the Holding Periods discussed above. On the other hand, if the option exercised is a Nonqualified Option, the excess amount is taxable as ordinary income.

         The Company Deduction. No deduction is available to the Company in connection with the exercise of an Incentive Option if the Holding Periods discussed above are met. The Company, however, is entitled to a deduction in connection with the exercise of an Incentive Option if the Holding Periods discussed above are not met, in an amount equal to the ordinary income recognized by the optionholder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations). The Company is entitled to a tax deduction in connection with the exercise of a Nonqualified Option equal to the ordinary income recognized by the optionholder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations).

         Section 162(m). Section 162(m) of the Internal Revenue Code does not permit the Company to deduct non-performance based compensation in excess of $1,000,000 per year paid to certain covered officers. The Company believes that compensation paid pursuant to the Plan should qualify as performance-based compensation and, therefore, Section 162(m) should not cause the Company to be denied a deduction for compensation paid to certain covered officers pursuant to the Plan.

         The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's common stock present in person or represented by proxy at the Annual Meeting is required to adopt the amendments to the 1995 Stock Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1995 STOCK OPTION PLAN. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE PLAN.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, as auditors for the Company for the fiscal year ending December 31, 2002. Although not required, the Board of Directors is submitting its selection to the shareholders of the Company for ratification. Deloitte & Touche LLP has served as the independent public accountants for the Company since its formation in 1992. The Board of Directors believes that the reappointment of Deloitte & Touche LLP for the fiscal year ending December 31, 2002, is appropriate because of the firm's reputation, qualifications, and experience. The Board of Directors will reconsider the appointment of Deloitte & Touche LLP if its selection is not ratified by the shareholders.

         Representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ITS APPOINTMENT OF DELOITTE & TOUCHE LLP.

INFORMATION CONCERNING THE DIRECTORS, EXECUTIVE OFFICERS,
AND PRINCIPAL SHAREHOLDERS

MEETINGS, COMMITTEES, AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company had a total of four meetings during 2001. During 2001, each of the directors attended 75% or more of the total number of (i) meetings of the Board, and (ii) meetings of committees of the Board on which such director served. The Company compensates each director who is not an officer or employee of the Company in cash at a rate of $1,500 per Board meeting, plus $750 for each committee meeting which does not occur on the same day as a Board meeting. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with the Board or committee meetings. In addition, pursuant to the Company's 1995 Stock Option Plan, each of the independent directors was granted an option to purchase 5,000 shares of the Company's common stock on January 1, 2001. The exercise price of such options equals 100% of the fair market value of the shares on the date of grant. The options are not exercisable until a period of one year from the date of grant and terminate on the sixth anniversary of the date of grant. Accordingly, on January 1, 2001, nonqualified options to purchase 5,000 shares of common stock were granted to each of Messrs. Stewart, Brown, Kravetz, Loveland, Corlett and Rockey at an exercise price of $3.875 per share. These nonqualified options became exercisable on January 1, 2002 and expire on January 1, 2007.

         The Company has a standing Audit Committee and Stock Option and Compensation Committee. The members of the Audit Committee are Messrs. Brown (Chairman), Loveland, and Kravetz. The Audit Committee met six times during 2001. The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Committee will review the scope of the audit, any non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures, and the adequacy of the Company's internal control procedures. The Audit Committee's responsibilities are further outlined in its written charter. The audit committee report relating to the 2001 fiscal year appears on page 24. During 2001, the members of the Stock Option and Compensation Committee were Messrs. Stewart (Chairman), Brown, and Rockey. The Stock Option and Compensation Committee met twice during 2001. This Committee administers the 1995 Stock Option Plan and recommends to the Board of Directors compensation for the Company's executive officers. The stock option and compensation committee report relating to the 2001 fiscal year appears on page 21.

EXECUTIVE OFFICERS

         In addition to Mike Brooks and David Fraedrich, the following individuals are executive officers of the Company:

         David Sharp, 46, serves as Executive Vice President and Chief Operating Officer. He served as Senior Vice President - Sales and Operations from June 2001 until March 2002, as Vice President of Sales and Marketing from October 2000 until June 2001, and as Vice President of Manufacturing Operations and Marketing from June 2000 until October 2000. Prior to joining the Company, from September 1994 until October 1999, Mr. Sharp served in various capacities, including Vice President and General Manager, of an operating division of H.H. Brown, Inc., a wholly owned subsidiary of Berkshire-Hathaway, Inc., engaged in the footwear business. Mr. Sharp also has held various senior sales and marketing positions at Acme Boot Co., Inc. and Converse, Inc. from June 1991 until September 1994.

         James E. McDonald, 41, joined the Company in June 2001 and serves as Vice President and Chief Financial Officer. Prior to joining the Company, from July 1996 until June 2001, Mr. McDonald served as Chief Financial Officer for two operating divisions of H.H. Brown, Inc., a wholly owned subsidiary of Berkshire-Hathaway, Inc., engaged in the footwear business. Mr. McDonald also served as Controller of Wright's Knitwear Corporation, a privately held manufacturer of apparel.

         Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among directors and executive officers of the Company.

OWNERSHIP OF COMMON STOCK BY MANAGEMENT

         The following table sets forth information regarding beneficial ownership of the Company's common stock by each director, each of the Company's executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group as of February 28, 2002:


                                                NUMBER OF SHARES             PERCENT OF
          NAME                                BENEFICIALLY OWNED(1)           CLASS(1)
---------------------------------             ---------------------          ----------
Mike Brooks                                         464,697(2)                 10.1%
Leonard L. Brown                                     24,183(2)(3)                  *
Glenn E. Corlett                                      7,933(2)(3)                  *
David Fraedrich                                     185,600(2)(4)               4.0%
Stanley I. Kravetz                                   29,183(2)(3)                  *
James E. McDonald                                         0                       --
Curtis A. Loveland                                   55,183(2)(3)               1.2%
Robert D. Rockey                                      9,183(2)(3)
David Sharp                                          15,000(2)                     *
James L. Stewart                                     29,433(2)(3)                  *
All Directors and Executive
  Officers as a Group (10 persons)                  820,395(2)                 17.3%

-------------------------------

*     indicates less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2002, plus the number of shares such person has the right to acquire within 60 days of February 28, 2002.

(2) Includes 98,500 shares of common stock for Mr. Brooks, 23,000 shares of common stock for Mr. Brown, 7,500 shares of common stock for Mr. Corlett, 69,500 shares of common stock for Mr. Fraedrich, 23,000 shares of common stock for Mr. Kravetz, 23,000 shares of common stock for Mr. Loveland, 8,750 shares of common stock for Mr. Rockey, 15,000 shares of common stock for Mr. Sharp, 23,000 shares of common stock for Mr. Stewart, and 291,250 shares of common stock for all directors and executive officers as a group, which could be acquired under stock options exercisable within 60 days of February 28, 2002.


(3) Includes 433 restricted shares of common stock to which each of Messrs. Brown, Corlett, Kravetz, Loveland, Rockey, and Stewart has a right to acquire within 60 days of February 28, 2002, as payment of an annual retainer which vests quarterly upon continued service as a director.

(4) Includes 400 shares of common stock owned by Mr. Fraedrich's spouse. Mr. Fraedrich disclaims beneficial ownership of these shares.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS

       The following table sets forth information as of February 28, 2002 (except as noted below), relating to the beneficial ownership of common stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock.


                                                       NUMBER OF SHARES
              NAME OF                                  OF COMMON STOCK              PERCENT OF
          BENEFICIAL OWNER                          BENEFICIALLY OWNED(1)            CLASS(1)
-----------------------------------------           ---------------------           ----------
Mike Brooks                                              464,697(2)                   10.12%
c/o Rocky Shoes & Boots, Inc.
39 East Canal Street
Nelsonville, Ohio 45764

Benson Associates, LLC                                   412,200(3)                    9.20%
111 S. W. Fifth Avenue, Suite 2130
Portland, Oregon 97204
                                                         313,600(4)                    7.00%
Fifth Third Bancorp / Fifth Third Bank
Fifth Third Center
Cincinnati, Ohio  45263

Dimensional Fund Advisors Inc.                           312,900(5)                    6.97%
1299 Ocean Avenue
Santa Monica, California 90401

Thomas G. Berlin                                         285,750(6)                    6.37%
37500 Eagle Road
Willoughby Hills, Ohio  44094

Fleet Boston Corporation                                 241,660(7)                    5.38%
One Federal Street
Boston, Massachusetts 02110

----------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2002, plus the number of shares such person has the right to acquire within 60 days of February 28, 2002.

(2) Includes 98,500 shares of common stock for Mike Brooks which could have been acquired under stock options exercisable within 60 days of February 28, 2002.

(3) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 14, 2002.

(4) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 14, 2002.

(5) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 12, 2002.

(6) Based on information filed on Schedule 13D with the Securities and Exchange Commission on February 7, 2002.

(7) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 14, 2002.

EXECUTIVE COMPENSATION

       The following table sets forth certain information regarding compensation paid during each of the Company's last three complete fiscal years to the Company's Chief Executive Officer and the only other executive officers of the Company whose combined salary and bonus exceeded $100,000 for 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                      ANNUAL COMPENSATION           COMPENSATION
         NAME AND               FISCAL YEAR         ----------------------         --------------       ALL OTHER
    PRINCIPAL POSITION             ENDED             SALARY        BONUS            OPTIONS (#)       COMPENSATION
---------------------------     -----------         --------      --------         --------------   ----------------
Mike Brooks(1)                   12/31/01           $210,000       $72,823             12,000            $33,007(2)(3)
Chairman, President, and         12/31/00           $210,000            $0             10,000            $13,402(2)(3)
Chief Executive Officer          12/31/99           $187,000            $0             30,000            $17,127(2)(3)
of the Company,
Five Star, and Lifestyle

David Fraedrich(1)               12/31/01           $175,000       $38,500             12,000            $24,907(2)(3)
Senior Vice President            12/31/00           $160,000            $0             10,000             $8,446(2)(3)
and Treasurer of the             12/31/99           $140,000            $0             30,000            $10,037(2)(3)
Company, Five
Star, and Lifestyle

David Sharp(4)                   12/31/01           $175,000       $38,500             20,000                 $0
Executive Vice President         12/31/00            $82,692            $0             40,000                 $0
and Chief Operating
Officer of the Company,
Five Star, and Lifestyle

James E. McDonald(5)             12/31/01            $85,673       $17,135             40,000                 $0
Vice President and Chief
Financial Officer of the
Company, Five Star, and
Lifestyle

---------------------

(1) The Company has entered into employment agreements with Messrs. Brooks and Fraedrich (See "Employment Agreements" below).

(2) The Company has also entered into deferred compensation agreements with Messrs. Brooks and Fraedrich (individually, an "Employee"). Each agreement provides that certain benefits will be paid to the Employee or a designated beneficiary upon retirement, death, or termination of employment with the Company (or an affiliate). Under the agreements, the Employee qualifies for the benefits after 15 years of service with the Company or a predecessor corporation. If the Employee retires after age 65, the Employee or his beneficiary will receive monthly payments ranging from $1,250 to $2,500 for a ten-year period commencing 90 days after retirement. If the Employee dies prior to age 55, but after qualifying for the benefits, the Employee's beneficiary will receive $17,250 annually for ten years. If the Employee dies after age 55, but before age 65, the beneficiary will receive the greater of $17,250 annually or the amount the Employee would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before the Employee would have reached age 65. If the Employee terminates his employment with the Company for any reason prior to age 65, the Employee will be entitled to receive the greater of the cash surrender value of a policy of insurance purchased by the Company on the life of the Employee
       or the amount the Employee would have received        had he terminated
       his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before the Employee would have reached age 65. Finally, the agreement provides that the Employee will not, during or after his employment with the Company, directly or indirectly, compete with the Company or disclose any confidential information relative to the business of the Company. If the Employee breaches this or any other covenant under the agreement, no further payments are due or payable by the Company to the Employee or his beneficiary and the Company has no further liability under the agreement. The benefits under these agreements have vested for Messrs. Brooks and Fraedrich. The amounts shown under "All Other Compensation" for Messrs. Brooks and Fraedrich include $4,950 and $3,247, respectively for 1999, and $17,261 and $12,568, respectively for 2001, reflecting the present value of the benefits earned during the year indicated. The amounts shown under "All Other Compensation" for Messrs. Brooks and Fraedrich do not include losses of $8,704 and $7,311, respectively for 2000.

(3) The amounts shown under "All Other Compensation" for Messrs. Brooks and Fraedrich, include $12,177 and $6,790, respectively for 1999, $13,402 and $8,446, respectively for 2000, and $15,746 and $12,339, respectively for 2001, representing the dollar value of the benefit of premiums paid for a split-dollar life insurance policy reflecting the present value of the economic benefit of the premiums paid by the Company during the fiscal year indicated.

(4)    Mr. Sharp joined the Company in June 2000.

(5)    Mr. McDonald joined the Company in June 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides certain information regarding stock options granted during 2001 to each of the executive officers.



                                           INDIVIDUAL GRANTS
                             -----------------------------------------------
                                         % OF TOTAL                           POTENTIAL REALIZABLE VALUE
                                          OPTIONS                              AT ASSUMED ANNUAL RATES
                                         GRANTED TO                           OF STOCK PRICE APPRECIATION
                              OPTIONS     EMPLOYEES    EXERCISE                   FOR OPTION TERM(1)
                              GRANTED     IN FISCAL     PRICE    EXPIRATION  -------------------------------
         NAME                   (#)         YEAR      ($/SHARE)      DATE       0%($)      5%($)     10%($)
-----------------------------------------------------------------------------------------------------------
Mike Brooks                  12,000(2)       4.8%       $3.875     1/1/2009     $0       $22,202    $53,177
David Fraedrich              12,000(2)       4.8%       $3.875     1/1/2009     $0       $22,202    $53,177
David Sharp                  20,000(2)       8.0%       $3.875     1/1/2009     $0       $37,033    $88,628
James E. McDonald            40,000(2)      16.0%       $4.650    6/11/2009     $0       $88,807   $212,708

--------------------------------

(1) The amounts under the columns labeled "5%($)" and "10%($)" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's common stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company's common stock. The column headed "0%($)" is included to illustrate that the options were granted at fair market value and option holders will not recognize any gain without an increase in the stock price, which increase benefits all shareholders commensurately.

(2) On January 1, 2001, incentive options to purchase 12,000, 12,000, and 20,000 shares, respectively, of common stock were granted to Messrs. Brooks, Fraedrich, and Sharp. On June 11, 2001, incentive options to purchase 40,000 shares of common stock were granted to Mr. McDonald. All incentive options were granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant. These options vest and become exercisable at a rate of 25% per year employed after the date of grant, and expire on the eighth anniversary of the date of grant.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides certain information regarding the exercise of stock options during 2001, and the number and value of stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2001.

                            SHARES                                                    VALUE OF UNEXERCISED
                           ACQUIRED                   NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS AT
                              ON         VALUE      OPTIONS AT FISCAL YEAR END       FISCAL YEAR END ($)(1)
                           EXERCISE     REALIZED   ---------------------------    ----------------------------
          NAME               (#)          ($)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------   ----------    --------   ------------  -------------    -------------  -------------
Mike Brooks                   --          --         98,500         21,500              $5,685      $17,055

David Fraedrich               --          --         69,500         21,500              $5,685      $17,055

David Sharp                   --          --         15,000         45,000             $16,545      $49,635

James E. McDonald             --          --            0           40,000               $0         $44,800

---------------------------------

(1) Represents the total gain which would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year-end. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

                                 RETIREMENT PLAN

         The Company's Restated Retirement Plan for Non-Union Employees (the "Retirement Plan") is a defined benefit pension plan which is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Employees, excluding leased employees and those employees covered by a collective bargaining agreement, are eligible to participate in the Retirement Plan if they are at least 21 years old and have worked at least 1,000 hours for the Company over a period of one year.

         The Retirement Plan provides for the payment of a monthly retirement benefit commencing at age 65, subject to certain early and late retirement options. The amount of the monthly benefit is determined pursuant to a formula contained in the Retirement Plan which takes the greater of 1.5% of the employee's average monthly compensation, or $10.00, and multiplies it by the employee's number of years of credited service up to a maximum of 35 years. The average monthly compensation is determined for the three consecutive years which gives the participant the highest average. Compensation for this purpose means wages which are subject to federal income tax withholding.

         The following table illustrates the operation of the Retirement Plan by showing various annual retirement benefits payable to participating employees in the compensation and years of service classifications indicated, assuming that participants retire at age 65 and that each participant elects a joint and survivor annuity for the lives of the participant and his or her spouse. There is no reduction of benefits for Social Security retirement income.


                                                       YEARS OF SERVICES
                         -------------------------------------------------------------------------------
   REMUNERATION              15               20               25               30              35
-------------------      ------------     ------------     ------------    -------------    ------------
$     80,000                $18,000          $24,000         $30,000          $36,000          $42,000

     100,000                 22,500           30,000          37,500           45,000           52,500

     125,000                 28,125           37,500          46,875           56,250           65,625

     150,000                 33,750           45,000          56,250           67,500           78,750

     175,000*                39,375           52,500          65,625           78,750           91,875

*The maximum pay level recognized at this time is $170,000. This maximum is indexed with the COLA % each year, with $10,000 incremental increases.

         For each of the executive officers named in the Summary Compensation Table, the compensation covered by the Retirement Plan for 2001, was $170,000 for Mr. Brooks, $170,000 for Mr. Fraedrich, $170,000 for Mr. Sharp, and $85,673 for Mr. McDonald. The Code imposes limitations on the amount of annual benefits payable to an individual under the Retirement Plan. This limit for the 2001 Plan Year is $140,000. The estimated years of service for each of the executive officers as of December 31, 2001, was 26.7 years for Mr. Brooks, 30.5 years for Mr. Fraedrich, 1.5 years for Mr. Sharp, and .5 years for Mr. McDonald.

                              EMPLOYMENT AGREEMENTS

         On July 1, 1995, Messrs. Brooks and Fraedrich entered into employment agreements with the Company. Each of these employment agreements provides for a minimum base salary and a covenant not-to-compete. The employment agreements are substantially identical, except with respect to minimum annual base salary, which is $210,000 for Mr. Brooks and $175,000 for Mr. Fraedrich for fiscal 2001. The employment agreements are "at will" and, therefore, do not have a stated term.

         The covenant not-to-compete contained in Messrs. Brooks and Fraedrich's employment agreements is for the time of employment, plus a one-year period following termination of employment; provided, that if the employee's employment is terminated following a change in control (as defined in the employment agreements), the covenant not-to-compete will terminate immediately. If the agreement is terminated as a result of a change in control, or if the employee resigns after a change in control, the employee is entitled to receive 2.99 times his average annual compensation, including bonuses and taxable fringe benefits, over the last five taxable years immediately preceding the date of change in control, but in no event will such payments constitute excess parachute payments within the meaning of the Code. Under the employment agreements, a change in control is deemed to have occurred if (i) the Company or 50% or more of its assets or earning power is acquired and less than a majority of the outstanding voting shares of the survivor of such acquisition is owned, immediately after such acquisition, by the owners of the voting shares of the Company outstanding immediately prior to such acquisition, or (ii) there is a change in a majority of the Board of Directors of the Company over any two-year period, which has not been approved in advance by at least two-thirds of the directors of the Company in office at the beginning of the period.

         The following Compensation Committee Report, Performance Graph, and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Stock Option and Compensation Committee (the "Compensation Committee") has the authority and responsibility to determine and administer the Company's officer compensation policies and to establish the salaries of executive officers, the formula for bonus awards to executive officers, and the grant of stock options to executive officers and other key employees under the Company's 1995 Stock Option Plan. The Compensation Committee consists solely of independent directors of the Company. In general, the philosophy of the Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance and performance of the Company.

         On July 1, 1995, the Company entered into employment contracts, approved by the Company's Board of Directors, with Mr. Brooks and Mr. Fraedrich. The base salaries under the employment contracts are subject to review by the Compensation Committee and may be increased periodically.

         The determination of executive officer base salaries for the fiscal year ended December 31, 2001, including increases to the minimum base salaries fixed by the employment contracts of certain executive officers (see EMPLOYMENT AGREEMENTS above), was based primarily on subjective factors, such as the Compensation Committee's perception of individual performance and the executive officer's contribution to the overall performance of the Company, and not on specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer's responsibilities. These factors were also taken into account when the Compensation Committee established Mike Brooks' salary at $210,000 for the fiscal year ended December 31, 2001.

         The Company established an executive bonus program for 2001. The bonuses payable under the executive bonus program were based on percentages of a participant's salary. The amount of the percentage bonus depended on the Company's pre-tax and pre-bonus profits. The percentages paid to executive officers ranged from 20% to 75%, depending on the officer and the amount of pre-tax profit. Four of the Company's executive officers, including Mike Brooks, were eligible to participate in the executive bonus pool for 2001. The percentages issued under the program were allocated at the beginning of 2001 among these four executive officers based upon the Compensation Committee's subjective perception of each executive officer's contribution to the overall profitability of the Company. Under the formula established by the program, Mr. Brooks was allocated 35% of his salary as his bonus for 2001. Under the executive bonus program, $166,958 in bonuses were awarded to executive officers for 2001.

         The purpose of the Company's 1995 Stock Option Plan is to provide long-term incentives to key employees and motivate key employees to improve the performance of the Company's common stock. Stock option awards are considered annually by the Compensation Committee. The value of the stock options awarded is entirely dependent upon the Company's stock performance over a period of time.

         The number of shares of common stock subject to the options granted during 2001, was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to the Company's future performance. No specific weight was given to any of these factors. Although information as to the options awarded to each executive officer during previous years was reviewed by the Compensation Committee, the Compensation Committee did not consider the total amount of options held by an officer in determining the size of an option awarded for 2001.

         Options were granted under the 1995 Stock Option Plan by the Company during 2001 to four executive officers, including Mike Brooks, and 32 other key employees. Each stock option awarded during 2001 had an exercise price equal to the fair market value of the underlying common stock of the Company on the date of the grant. The options granted during 2001 vest and become exercisable at the rate of 25% per year if the option holder remains employed at the time of vesting and terminate eight years from the date of grant. All options granted during 2001 to employees are subject to certain forfeiture restrictions in the 1995 Stock Option Plan. Mike Brooks received 12,000 option shares, 4.8% of all option shares granted to employees during 2001.

         The Budget Reconciliation Act of 1993 amended the Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. The Compensation Committee does not believe that this law will impact the Company because the current level of compensation for each of the Company's executive officers is well below the $1,000,000 salary limitation.

                                      STOCK OPTION AND COMPENSATION COMMITTEE

                                      James L. Stewart, Chairman
                                      Leonard L. Brown
                                      Robert D. Rockey

                                PERFORMANCE GRAPH


         The following Performance Graph compares the performance of the Company with that of the NASDAQ Stock Market Composite Index and the Standard & Poor's Footwear Index, which is a published industry index. The comparison of the cumulative total return to shareholders for each of the periods assumes that $100 was invested on December 31, 1996, in the common stock of the Company, and in the NASDAQ Stock Market Composite Index and the Standard & Poor's Footwear Index and that all dividends were reinvested.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
           AMONG THE COMPANY, THE NASDAQ STOCK MARKET COMPOSITE INDEX
                    AND THE STANDARD & POOR'S FOOTWEAR INDEX



                   DOLLARS
                   12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  12/31/01

RCKY                100.00     171.8      66.2      85.9      43.7      65.0
S&P FOOTWEAR        100.00      66.9      64.8      76.2      91.3      91.6
COMPOSITE NASDAQ    100.00     122.4     169.8     312.7     191.4     151.1

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         GENERAL. In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During the 2001 fiscal year, the Audit Committee met six times.

         REVIEW AND DISCUSSION WITH INDEPENDENT ACCOUNTANTS AND AUDITORS. In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP a formal written statement describing all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Deloitte & Touche LLP any relationships that may impact Deloitte & Touche LLP's objectivity and independence, and satisfied itself as to Deloitte & Touche LLP's independence. The Audit Committee also discussed with management and Deloitte & Touche LLP the quality and adequacy of the Company's internal controls. In addition, the Audit Committee reviewed and discussed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP's examination of the consolidated financial statements.

         REVIEW WITH MANAGEMENT. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2001 with management. Management has the responsibility for the preparation of the Company's consolidated financial statements, and Deloitte & Touche LLP has the responsibility for the examination of those statements.

         AUDIT FEES. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche LLP," which includes Deloitte Consulting), for the audits of the Company's annual consolidated financial statements, including those for its subsidiary, Lifestyle Footwear, Inc., for the 2001 fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year (collectively, the "Audit Services") were $254,672 (including direct engagement expenses).

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Deloitte & Touche LLP did not render any professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01) (the "Financial Information Systems Design and Implementation Services") during the 2001 fiscal year for the Company.

         ALL OTHER FEES. The aggregate fees billed for services rendered to the Company by Deloitte & Touche LLP, other than the Audit Services and the Financial Information Systems Design and Implementation Services, for the 2001 fiscal year (the "Other Services") were $185,377, including audit related services of $22,555 and non-audit related services of $162,822. The audit related services include fees for accounting consultation services related to the Company's restructuring charge, and the non-audit related services include fees for facilitation of a strategic planning workshop, tax compliance and tax planning.

         CONCLUSION. Based on the reviews and discussions with management and Deloitte & Touche LLP noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31,

2001 to be filed with the Securities and Exchange Commission. The Audit Committee also determined that the provision of the Other Services was compatible with maintaining Deloitte & Touche LLP's independence.

                                     AUDIT COMMITTEE

                                          Leonard L. Brown, Chairman
                                          Stanley I. Kravetz
                                          Curtis A. Loveland


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2001, the members of the Stock Option and Compensation Committee were Messrs. Stewart (Chairman), Brown and Rockey. None of these members was an executive officer or employee of the Company or its subsidiaries during or prior to his service as a member of the Stock Option and Compensation Committee. Certain other directors, executive officers, and principal shareholders of the Company, or members of their immediate families, have participated in transactions with, or have had certain business relationships with, the Company during 2001.

         The Company leases its 41,000 square foot manufacturing facility in Nelsonville, Ohio, from the William Brooks Real Estate Company, an Ohio corporation, 20% of which is owned by Mike Brooks. The lease expires in April 2003 and is renewable for one five-year term. The lease provides for rent at the rate of $7,500 per month for the last two years of the lease term. The Company believes, based on its knowledge of comparable properties, that this lease was made on terms no less favorable to the Company or its affiliates than it could have obtained from unrelated parties.

         Mr. Loveland, a director of the Company, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which provides legal services to the Company.

         Pursuant to an August 3, 1994, agreement with The Kravetz Group, a company controlled by Stanley I. Kravetz, a member of the Board of Directors, the Company has employed The Kravetz Group as the Company's exclusive worldwide trademark licensing agent to locate prospective licensees to offer non-footwear products consistent with the Company's brand image and bearing the Company's trademarks. The agreement continues from year to year and may be terminated by either party upon two months written notice. The Kravetz Group is to receive one-third of the license fees received by the Company from licensees introduced by The Kravetz Group. The Kravetz Group is responsible for its own expenses, except expenses for mailing marketing materials, travel to and from the Company, and attendance at trade shows at the request of the Company.

         Pursuant to a September 14, 1998, agreement with Philip's Kids, LLC ("Philip's Kids"), a company controlled by Mr. Kravetz, the Company has employed Philip's Kids as the Company's exclusive trademark licensee for the production and sale of children's footwear and non-footwear products consistent with the Company's brand image and bearing the Company's trademarks. Effective January 1, 2002, the Company and Philip's Kids terminated this license, and the Company purchased all of Philip's Kids' interest in the licensed business. The Company initially paid Philip's Kids approximately $500,000, and will pay Philip's Kids quarterly for the next four quarters an amount based upon the Company's gross margin derived from the previously licensed business.

         The Company believes that all terms of the transactions and existing arrangements set forth above are no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during fiscal 2001.


PROPOSALS BY SHAREHOLDERS FOR 2002 ANNUAL MEETING

         Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a stockholder for inclusion in the Proxy Statement for the Annual Meeting of Stockholders to be held in 2003 must be received by the Company (addressed to the attention of the Secretary) on or before December 16, 2002. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2003 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after March 1, 2003. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Ohio.


OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

         The Company's Annual Report to Shareholders for the fiscal year ending December 31, 2001, including financial statements, was furnished to shareholders concurrently with the mailing of this proxy material.

                                         By order of the Board of Directors,

                                         Curtis A. Loveland
                                         Secretary

                                                                     APPENDIX A

                            ROCKY SHOES & BOOTS, INC.
               SECOND AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                (SUBJECT TO SHAREHOLDER APPROVAL ON MAY 15, 2002)


          1. PURPOSE. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain key employees, officers and directors of, and consultants and advisers who render services to, Rocky Shoes & Boots, Inc., an Ohio corporation (the "Company"), and any current or future Parent or Subsidiary thereof (the "Company Group") by the granting of stock options (the "Options") and shares of the Company's stock ("Stock Awards") as provided herein (the Options and the Stock Awards are sometimes referred to herein collectively as the "Awards," and individually as an "Award"). By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees, officers, directors, consultants and advisers of training, experience and ability. The Options granted under the Plan may be either incentive stock options ("ISOs") which meet the requirements of section 422 of the Internal Revenue Code of 1986, as amended from time to time hereafter (the "Code"), or options which do not meet such requirements ("Non-Statutory Options").

         2. EFFECTIVE DATE. The Plan will become effective on July 1, 1995 (the "Effective Date").

         3. ADMINISTRATION.

                  (a) The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") which consists of not fewer than two members of the Board. If any class of equity securities of the Company is registered under section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), all members of the Committee will be "non-employee directors" as defined in Rule 16b-3(b)(2)(i) promulgated under the 1934 Act (or any successor rule of like tenor and effect) and "outside directors" as defined in section 162(m) of the Code and the regulations promulgated thereunder.

                  (b) Subject to the provisions of the Plan, the Committee is authorized to establish, amend and rescind such rules and regulations as it deems appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with the Plan or the Awards granted thereunder as it deems necessary or advisable. All actions taken by the Committee under the Plan are final and binding on all persons. No member of the Committee is liable for any action taken or determination made relating to the Plan, except for willful misconduct.

                  (c) The Company will indemnify each member of the Committee against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent will not be unreasonably withheld) reasonably incurred by such member in connection with any action to which he or she may be a party by reason of service as a member of the Committee, except in relation to matters as to which he or she is adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification is in addition to such other rights as the Committee member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

         4. ELIGIBILITY.

                  (a) The Committee may grant Awards and Tax Offset Payments, as defined in paragraph 11, to such Key Employees of (or, in the case of Non-Statutory Options only, to directors who are not employees of and to consultants and advisers who render services to) the Company or the Company Group as the Committee may select from time to time (the "Participants"). The Committee may grant more than one Award or Tax Offset Payment to an individual under the Plan.

                  (b) If any class of equity securities of the Company is registered under section 12 of the 1934 Act, on January 1 of each year, each member of the Board who is not an employee of the Company or of its Parent or any Subsidiary, including members of the Committee, will automatically receive under this Plan a Non-Statutory Option to purchase 5,000 shares of the Company's common stock, without par value, at an exercise price equal to 100% of the Fair Market Value of the shares on the date of grant. Such Option will not be exercisable until a period of one year from the date of grant and will terminate on the sixth anniversary of the date of grant. This paragraph 4(b) may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

                  (c) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under section 422(b)(6) of the Code as owning stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary; provided, however, this restriction will not apply if at the time such ISO is granted the option price per share of such ISO is at least 110% of the Fair Market Value of such share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted. This paragraph 4(c) has no application to Options granted under the Plan as Non-Statutory Options.

                  (d) The aggregate Fair Market Value (determined as of the date the ISO is granted) of shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under the Plan or any other incentive stock option plan of the Company or the Company Group may not exceed $100,000. If an ISO which exceeds the $100,000 limitation of this paragraph 4(d) is granted, the portion of such Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Non-Statutory Option pursuant to Section 422(d) of the Code. Except as otherwise provided in the preceding sentence, this paragraph 4(d) has no application to Options granted under the Plan as Non-Statutory Options.

          5. STOCK SUBJECT TO PLAN. The shares subject to Awards under the Plan are the shares of common stock, without par value, of the Company (the "Shares"). The Shares issued under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares which may be granted or awarded under the Plan may not exceed 1,300,000, subject to adjustment in accordance with the terms of paragraph 14 of the Plan. The maximum number of Shares for which Awards may be granted under the Plan during the term of the Plan to any one individual may not exceed 650,000 subject to adjustment in accordance with the terms of paragraph 14 of the Plan. The unpurchased Shares subject to terminated or expired Awards may again be offered under the Plan. The Committee, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options will be general funds of the Company.

         6. TERMS AND CONDITIONS OF OPTIONS.

                  (a) At the time of grant, the Committee will determine whether the Options granted will be ISOs or Non-Statutory Options. All Options and Tax Offset Payments granted will be authorized by the Committee and, within a reasonable time after the date of grant, will be evidenced by stock option agreements in writing ("Stock Option Agreements"), in the form attached hereto as Exhibit A, or in such other form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee may determine. Any action under paragraph 14 may be reflected in an amendment to, or restatement of, such Stock Option Agreements.

                  (b) The Committee may grant Options and Tax Offset Payments having terms and provisions which vary from those specified in the Plan if such Options or Tax Offset Payments are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

         7. STOCK AWARDS.

                  (a) Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Awards to individuals in such amounts as the Committee, in its sole discretion, shall determine. The Stock Awards may be restricted or unrestricted.

                  (b) Each Stock Award which is restricted shall be evidenced in writing by a restricted stock agreement ("Restricted Stock Agreement") that shall specify the period of restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

                  (c) During the period of restriction, Participants holding a restricted Stock Award granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Restricted Stock Agreement.

                  (d) Shares underlying a restricted Stock Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction.

          8. OPTION PRICE. The Committee will determine the option price per Share (the "Option Price") of each Option granted under the Plan. Notwithstanding the foregoing, the Option Price of each ISO granted under the Plan may not be less than the Fair Market Value of a Share on the date of grant of such Option. The date of grant will be the date the Committee acts to grant the Option or such later date as the Committee specifies and the Fair Market Value will be determined in accordance with paragraph 27(c) and without regard to any restrictions other than a restriction which, by its terms, will never lapse.

          9. OPTION PERIOD. The Committee will determine the period during which each Option may be exercised (the "Option Period"); provided, however, any ISO granted under the Plan will have an Option Period which does not exceed 10 years from the date of grant.

          10. NONTRANSFERABILITY OF OPTIONS. An Option will not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee's guardian or legal representative. Notwithstanding the foregoing, an Optionee may transfer a Non-Statutory Option to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners if (a) the stock option agreement with respect to such Non-Statutory Option as approved by the Committee expressly so provides and (b) the Optionee does not receive any consideration for the transfer. Non-Statutory Options held by such transferees are subject to the same terms and conditions that applied to such Non-Statutory Options immediately prior to transfer.

         11. TAX OFFSET PAYMENTS. The Committee has the authority and discretion under the Plan to make cash grants to Participants to offset a portion of the taxes which may become payable as a result of participation in this Plan ("Tax Offset Payments"). In the case of Non-Statutory Options, such Tax Offset Payments will be in an amount determined by multiplying a percentage established by the Committee by the difference between the Fair Market Value of a Share on the date of exercise and the Option Price, and by the number of Shares as to which the Option is being exercised. If the Tax Offset Payment is being made on account of the disposition of Shares acquired under an ISO, such Tax Offset Payments will be in an amount determined by multiplying a percentage established by the Committee by the difference between the Fair Market Value of a Share on the date of disposition, if less than the Fair Market Value on the date of exercise, and the Option Price, and by the number of Shares acquired under an ISO of which an Optionee is disposing. The percentage will be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interest of the Company to assist Optionees in the payment of taxes. The Company has the right to withhold and pay over to any governmental entities (federal, state or local) all amounts under a Tax Offset Payment for payment of any income or other taxes incurred on exercise.

         12. EXERCISE OF OPTIONS.

                  (a) The Committee, in its sole discretion, will determine the terms and conditions of exercise and vesting percentages of Options granted hereunder. Notwithstanding the foregoing or the terms and conditions of any Stock Option Agreement to the contrary, (i) if the Optionee's employment is terminated as a result of disability or death, his or her Options will be exercisable to the extent and for the period specified in paragraph 13(b); (ii) if the Optionee's employment is terminated other than as a result of disability or death or For Cause, his or her Options will be exercisable to the extent and for the period specified in paragraph 13(a); (iii) if a merger or similar reorganization or sale of substantially all of the Company's assets occurs, all outstanding Options will be exercisable to the extent and for the period specified in paragraph 14(b) or paragraph 14(c), whichever paragraph applies; and (iv) if a Change in Control occurs, all outstanding Options will be exercisable for the period specified in paragraph 14(d).

                  (b) An Option may be exercised only upon delivery of a written notice to the Committee, any member of the Committee, or any officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which it is exercised.

                  (c) Within five business days following the date of exercise of an Option, the Optionee or other person exercising the Option will make full payment of the Option Price in cash or, with the consent of the Committee, (i) by tendering previously acquired Shares (valued at Fair Market Value, as determined by the Committee, as of such date of tender); (ii) with a full recourse promissory note of the Optionee for the portion of the Option Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Committee; (iii) any combination of the foregoing; or (iv) if the Shares subject to the Option have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

                         (A) written instructions to forward a copy of such
                notice of exercise to a broker or dealer, as defined in section 3(a)(4) and 3(a)(5) of the 1934 Act ("Broker"), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

                         (B) a copy of irrevocable instructions to the Broker to
                deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option and any other sums required to be paid to the Company under paragraph 19 of the Plan.

                (d) If Tax Offset Payments sufficient to allow for withholding of taxes are not being made at the time of exercise of an Option, the Optionee or other person exercising such Option will pay to the Company an amount equal to the withholding amount required to be made less any amount withheld by the Company under paragraph 19.

       13. TERMINATION OF EMPLOYMENT.

                (a) Upon termination of an Optionee's employment with the Company or the Company Group, other than (i) termination of employment by reason of death or Disability, or (ii) termination of employment For Cause, the Optionee will have 90 days after the date of termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him or her to the extent the same were exercisable on the date of termination; provided, however, if such termination is a result of the Optionee's retirement with the consent of the Company, such Option shall then be exercisable to the extent of 100% of the Shares subject thereto. The Committee will determine in each case whether a termination of employment is a retirement with the consent of the Company and, subject to applicable law, whether a leave of absence is a termination of employment. The Committee may cancel an Option during the 90-day period after termination of employment referred to in this paragraph if the Optionee engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company or any Parent or Subsidiary of the Company.

                (b) Upon termination of employment by reason of death or Disability, the Optionee's personal representative, or the person or persons to whom his or her rights under the Options pass by will or the laws of descent or distribution, will have one year after the date of such termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by Optionee to the extent the same were exercisable on the date of termination; provided, however, the Committee, in its sole discretion, may permit the exercise of all or any portion of any Option granted to such Optionee not otherwise exercisable.

                (c) Upon termination of employment For Cause, all Options held by such Optionee will terminate on the date of termination.

       14. STOCK SPLITS; MERGERS; REORGANIZATIONS; CHANGE IN CONTROL.

                (a) If a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company's capitalization occurs, the Committee will proportionately adjust or substitute the aggregate number of Shares for which Awards may be granted under this Plan, the number of Shares subject to outstanding Options and Stock Awards, and the Option Price of the Shares subject to outstanding Options to reflect the same. The Committee will make such other adjustments to the Awards, the provisions of the Plan, the Stock Option Agreements, and the Restricted Stock Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.

                (b) In the event of a change of the Company's common stock, without par value, resulting from a merger or similar reorganization as to which the Company is the surviving corporation, or a merger or similar reorganization involving only a change in the state of incorporation or an internal reorganization not involving a Change in Control as defined in paragraph 27(a), the number and kind of Shares which thereafter may be purchased pursuant to an Option under the Plan, the number and kind of Shares then subject to Options granted hereunder and the price per Share thereof, and number and kind of Shares under Stock Awards will be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder.

                (c) Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive (other than a merger or similar reorganization involving only a change in the state of incorporation or an internal reorganization not involving a change in control as defined in paragraph 27(a)), or a sale of all or substantially all of the assets of the Company, will cause every Option hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder on terms reasonably acceptable to the Board; provided, however, that, in the case of such a merger or similar reorganization, or such a sale of all or substantially all of the assets of the Company, if there is no such assumption, the Board, in its sole discretion, may provide that some or all of the unexercised portion of any one or more of the outstanding Options will be immediately exercisable and vested as of such date prior to such merger, similar reorganization or sale of assets as the Board determines. If the Board makes an Option fully exercisable under this paragraph 14(c), the Board will notify the Optionee that the Option will be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

                (d) If a Change in Control occurs, all outstanding Options granted under this Plan will become immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary waiting or vesting periods specified in this Plan or in any applicable Stock Option Agreement.

       15. SALE OF OPTION SHARES. If any class of equity securities of the Company is registered pursuant to section 12 of the 1934 Act, any Optionee or other person exercising the Option who is subject to section 16 of the 1934 Act by virtue of his or her relationship to the Company shall not sell or otherwise dispose of the Shares subject to the Option unless at least six months have elapsed from the date of the grant of the Option.

       16. RIGHTS AS SHAREHOLDER. An Optionee has no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate to the Optionee for such Shares.

       17. NO CONTRACT OF EMPLOYMENT. Nothing in the Plan or in any Option, Restricted Stock Agreement, or Stock Option Agreement confers on any Participant any right to continue in the employment or service of the Company or any Parent or Subsidiary of the Company or interfere with the right of the Company to terminate such Participant's employment or other services at any time. The establishment of the Plan will in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company or any Parent or Subsidiary of the Company and the Participant. Options and/or Stock Awards granted under the Plan will not be affected by any change of duties or position as long as the Optionee continues to be employed by the Company or any Parent or Subsidiary of the Company.

       18. AGREEMENTS AND REPRESENTATIONS OF PARTICIPANTS. As a condition to the exercise of an Option or the issuance of a Stock Award, the Committee, in its sole determination, may require the Participant to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

       19. WITHHOLDING TAXES. The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company, by deduction from salary, wages or otherwise, an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan, including Tax Offset Payments, amounts sufficient to satisfy all withholding tax requirements. The Committee may, in its discretion, permit a Participant to satisfy his or her tax withholding obligation by (a) surrendering shares owed by the Participant or (b) having the Company withhold from shares otherwise deliverable to the Participant. Shares surrendered or otherwise withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes.

       20. EXCHANGES. The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option will be exercisable at such price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered will be cancelled, and the Shares previously subject to them will be available for the grant of other Options. The Committee also may grant Tax Offset Payments to any Optionee surrendering such Option for a new Option.

       21. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant of Stock Awards under the Plan, and the grant and exercise of Options under the Plan, and the obligation of the Company to sell and deliver the

Shares under such Options, will be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under this Plan are not exercisable prior to (i) the date upon which the Company has registered the Shares for which Options may be issued under the 1933 Act and the completion of any registration or qualification of such Shares under state law, or any ruling or regulation of any government body which the Company, in its sole discretion, determines to be necessary or advisable in connection therewith, or (ii) receipt by the Company of an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the Shares subject to such Options under the l933 Act or under state or other law.

       22. ASSUMPTION. The Plan may be assumed by the successors and assigns of the Company.

       23. EXPENSES. The Company will bear all expenses and costs in connection with administration of the Plan.

       24. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate, amend or modify the Plan at any time without further action on the part of the shareholders of the Company; provided, however, that (a) no amendment to the Plan may cause the ISOs granted hereunder to fail to qualify as incentive stock options under the Code; and (b) any amendment to the Plan which requires the approval of the shareholders of the Company under the Code, the regulations promulgated thereunder or the rules promulgated under section 16 of the 1934 Act will be subject to approval by the shareholders of the Company in accordance with the Code, such regulations or such rules. No amendment, modification or termination of the Plan may adversely affect in any manner any Option previously granted to an Optionee under the Plan without the consent of the Optionee or the transferee of such Option.

       25. TERM OF PLAN. The Plan will become effective on the Effective Date, subject to the approval of the Plan by the holders of a majority of the shares of stock of the Company entitled to vote within twelve months of the date of the Plan's adoption by the Board, and the exercise of all Options granted prior to such approval will be subject to such approval. The Plan will terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, will not affect the rights of Optionees under Options previously granted to them, and all unexpired Options will continue in force and operation after termination of the Plan except as they may lapse or terminate by their own terms and conditions. Termination of the Plan will also not affect the rights of Participants that have been granted Stock Awards prior to termination of the Plan. The terms of the Plan shall, notwithstanding such termination, continue to apply to Stock Awards granted prior to such termination.

       26. LIMITATION OF LIABILITY. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Restricted Stock or Stock Option Agreements, and no term or provision of this Plan or of any Restricted Stock or Stock Option Agreements will be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or the Restricted Stock or Stock Option Agreements.

       27. DEFINITIONS.

                (a) Change In Control. A "Change in Control" will be deemed to have occurred if and when (i) a person, partnership, corporation, trust or other entity ("Person") acquires or combines with the Company, or 50 percent or more of its assets or earning power, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate Parent of the surviving Person) is owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination; or (ii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period are members of the Board ("Original Board Members") cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members.

                (b) Disability. The term "Disability" means a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the Optionee incapable of continuing the Optionee's usual and customary employment or service with the Company or the Company Group.

                (c) Fair Market Value. If the Shares are publicly traded, the term "Fair Market Value" as used in this Plan means (i) the closing price quoted in the Nasdaq National Market, if the shares are so quoted, (ii) the last quote reported by Nasdaq for small-cap issues, if the shares are so quoted, (iii) the mean between the bid and asked prices as reported by Nasdaq, if the Shares are so quoted, or (iv) if the Shares are listed on a securities exchange, the closing price at which the Shares are quoted on such exchange, in each case at the close of the date immediately before the Option is granted or, if there be no quotation or sale on that date, the next preceding date on which the Shares were quoted or traded. In all other cases, the Fair Market Value will be determined in accordance with procedures established in good faith by the Committee and with respect to ISOs, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options.

                (d) Key Employees. The term "Key Employees" means those executive, administrative, operational and managerial employees of the Company Group who are determined by the Committee to be eligible for Options under the Plan.

                (e) Optionee. The term "Optionee" means any person who receives an Option under the Plan.

                (e) Parent and Subsidiary. The terms "Parent" and "Subsidiary" as used in the Plan have the respective meanings set forth in sections 424(e) and (f) of the Code.

                (f) Termination For Cause. Termination of employment "For Cause" means termination of employment for (a) the commission of an act of dishonesty, including but not limited to misappropriation of funds or property of the Company; (b) the engagement in activities or conduct injurious to the reputation of the Company; (c) the conviction or entry of a guilty or no contest plea to a misdemeanor (involving an act of moral turpitude) or a felony; (d) the violation of any of the terms and conditions of any written agreement the Optionee may have with the Company or its Parent or Subsidiary (following 30 days' written notice from the Company specifying the violation and the employee's failure to cure such violation within such 30-day period) or (e) any refusal to comply with the written directives, policies or regulations established from time to time by the Board.

                            ROCKY SHOES & BOOTS, INC.
                  39 EAST CANAL STREET, NELSONVILLE, OHIO 45764

                         -----------------------------

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 15, 2002

         The undersigned hereby appoints MIKE BROOKS, DAVID FRAEDRICH, and CURTIS A. LOVELAND, or any one of them acting alone, my attorneys and proxies, with full power of substitution to each, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on May 15, 2002, 9:30 a.m., local time, at Stuarts Opera House, 34 Public Square, Nelsonville, Ohio 45764, and at any adjournment thereof, with all of the powers I would have if personally present, for the following purposes:

1.       ELECTION OF CLASS II DIRECTORS
           [ ] FOR all nominees listed below (except as marked to the contrary).
           [ ] WITHHOLD AUTHORITY to vote for all nominees below.
                       Leonard L. Brown            David Fraedrich
                       Curtis A. Loveland          Robert D. Rockey

         (INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only a certain individual nominee. To withhold authority to vote for any individual nominee, strike a line through the nominee's name and check "FOR").

2.       TO APPROVE AND ADOPT amendments to the Company's 1995 Stock Option
         Plan.             [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. TO RATIFY the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.
                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4. TO TRANSACT such other business as may properly come before the meeting and any adjournment thereof.

The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all the powers of said attorneys and proxies hereunder.
     THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.
     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated April 15, 2002, the Proxy Statement and the Annual Report of the company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.
     Please sign and date this Proxy below and return it in the enclosed envelope.








                                   Dated                                 , 2002
                                         --------------------------------

                                   --------------------------------------------
                                                    (Signature)

                                   --------------------------------------------
                                                    (Signature)


                                   SIGNATURE(S) SHALL AGREE WITH THE NAME(S)
                                   PRINTED ON THIS PROXY. IF SHARES ARE
                                   REGISTERED IN TWO NAMES, BOTH SHAREHOLDERS
                                   SHOULD SIGN THIS PROXY. IF SIGNING AS
                                   ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.